Exhibit 99.1

Transatlantic Holdings, Inc. Announces Results for the Year and Fourth Quarter

    NEW YORK--(BUSINESS WIRE)--Feb. 16, 2006--Transatlantic Holdings, Inc. (NYSE:TRH) today reported that its net income for the year ended December 31, 2005 amounted to $37.9 million, or $0.57 per common share (diluted), compared to $254.6 million, or $3.85 per common share (diluted), in 2004. Net income for the fourth quarter of 2005 amounted to $13.5 million, or $0.20 per common share (diluted), compared to $98.9 million, or $1.50 per common share (diluted), in the same prior year period.
    Income for the year 2005 includes the aggregate estimated pre-tax impact of significant catastrophe loss events amounting to $544 million, or $354 million on an after-tax basis. The fourth quarter of 2005 includes the estimated pre-tax impact of significant catastrophe costs amounting to $99 million, or $81 million on an after-tax basis, principally related to Hurricane Wilma. (See discussion of tax benefits related to catastrophe costs appearing later in this release.) These catastrophe cost estimates, which are net of reinsurance and also include the net cost of reinstatement premiums, reflect significant judgments related to many factors, including the ultimate resolution of certain legal and regulatory issues. As a result, there remains uncertainty at this time as to the ultimate costs TRH will bear related to these catastrophe events.
    Full-year 2004 results include the aggregate estimated pre-tax impact of significant catastrophe losses amounting to $215 million, or $140 million on an after-tax basis. Fourth quarter 2004 results include the aggregate estimated pre-tax impact of significant catastrophe losses amounting to $50 million, or $25 million on an after-tax basis.
    Robert F. Orlich, Chairman, President and Chief Executive Officer, commented, "Despite record catastrophe losses, Transatlantic reported net income for the year. While dissatisfied with results, the level of our net losses and loss adjustment expenses incurred was somewhat mitigated by our diversified underwriting portfolio and global platform.
    "Premium volume declined this quarter due to competitive market conditions and increased ceding company retentions. Catastrophe activity in the latter part of the year has significantly increased rates in affected areas and classes, with some residual firming of conditions observed in other markets as well.
    "While the impact of these improvements had little effect on 2005 results, as a financially strong and well-established global reinsurance market, we are optimistic about 2006."
    For 2005, (loss) income before income taxes amounted to ($46.1) million compared to $276.2 million in 2004. These results include pre-tax realized net capital gains of $39.9 million and $22.2 million in 2005 and 2004, respectively. For the fourth quarter of 2005, income before income taxes amounted to $19.8 million compared to $91.4 million in the same prior year period. Included in these results are pre-tax realized net capital gains of $15.5 million and $7.7 million for the fourth quarter of 2005 and 2004, respectively. Each of the amounts of (loss) income before income taxes reported above include pre-tax catastrophe costs as discussed earlier in this release.
    Net premiums written for 2005 amounted to $3,466.4 million compared to $3,749.3 million in 2004, a decrease of 7.5 percent. Net premiums written for the fourth quarter of 2005 were $839.1 million compared to $927.2 million in the same prior year period, a decrease of 9.5 percent. International business represented 55 percent of net premiums written in 2005 versus 51 percent in 2004. (Refer to the table in the consolidated statistical supplement presenting the effect of changes in foreign currency exchange rates on the decrease in net premiums written between periods.)
    The combined ratio for 2005 was 112.0 compared to 101.5 in 2004. The net impact of significant catastrophe loss events added 16.0 to the combined ratio for 2005 and 5.9 to the combined ratio for 2004. For the fourth quarter of 2005, the combined ratio was 109.1 versus
100.7 in the comparable year ago period. The net impact of significant catastrophe loss events added 12.6 to the combined ratio for the fourth quarter of 2005 and 5.4 to the combined ratio for the fourth quarter of 2004.
    Net loss and loss adjustment expense reserves increased $134.7 million during the fourth quarter of 2005, bringing the total increase for 2005 to $709.8 million. The reserve increase for the year was due, in part, to catastrophe losses occurring during 2005. At December 31, 2005, net loss and loss adjustment expense reserves totaled $5.69 billion. Catastrophe losses paid in 2005 totaled $256 million. (Refer to the analysis of changes in net loss and loss adjustment expense reserves in the consolidated statistical supplement for additional information.)
    TRH's loss and loss adjustment expense ratio represents net losses and loss adjustment expenses divided by net premiums earned. The underwriting expense ratio represents the sum of net commissions and other underwriting expenses divided by net premiums written. The combined ratio represents the sum of the loss and loss adjustment expense ratio and the underwriting expense ratio. Net loss and loss adjustment expense reserves represent unpaid losses and loss adjustment expenses, net of related reinsurance recoverable. The combined ratio and its components, as well as net loss and loss adjustment expense reserves, are presented in accordance with principles prescribed or permitted by insurance regulatory authorities as these are standard measures in the insurance and reinsurance industries.
    Net investment income increased 11.9 percent in 2005 to $343.2 million compared to $306.8 million reported in 2004. For the fourth quarter of 2005, net investment income increased 1.0 percent to $87.1 million compared to $86.2 million in the same 2004 period. The fourth quarter growth rate in net investment income in 2005 versus 2004 was significantly less than the full year over year growth rate due, in large part, to a reduction of investment income from other invested assets, primarily alternative investments, and investment losses from the common stocks trading portfolio, each in the 2005 fourth quarter. At December 31, 2005, investments and cash totaled $9.24 billion.
    In the Statement of Operations Data, other, net, includes stock compensation expense of $9.6 million and $4.5 million for the year and quarter ended December 31, 2005, respectively. A component of such compensation expense, namely, $3.3 million and $1.3 million for the year and fourth quarter of 2005, respectively, relates to TRH employees' participation in past Starr International Company Deferred Compensation Profit Participation Plans (the SICO Plans). Other, net, for the year and quarter ended December 31, 2004, includes $2.9 million and $0.8 million related to stock compensation expense, respectively. No stock compensation expense was recorded by TRH relative to the SICO Plans in 2004.
    The income tax benefit for the year 2005 and tax expense for 2004 reflect significant tax savings related to catastrophe costs calculated at the statutory tax rate of 35 percent. Please refer to the supplemental investment data in the Consolidated Statistical Supplement included in this release for the effective tax rate on net investment income, which rate is substantially lower than the statutory rate of 35 percent due largely to TRH's significant investment in tax-advantaged municipal bonds.
    In addition, income taxes (benefits) for the year and fourth quarter of 2005 include tax benefits of $2.5 million related to catastrophe costs recorded in prior quarters of 2005. Approximately $19.1 million of tax benefits related to fourth quarter pre-tax catastrophe costs were reflected in previously reported results for the third quarter of 2005, pursuant to the application of the effective tax rate method. Such method considers the estimated impact of all known events, including those that have occurred subsequent to the end of an accounting period, such as Hurricane Wilma. Income taxes (benefits) for the year and fourth quarter of 2004 include tax benefits of $7.9 million related to catastrophe losses recorded in the third quarter of 2004. Income taxes (benefits) for the year and fourth quarter of 2004 also includes tax benefits of $10.9 million and $8.2 million, respectively, related to amended tax returns.
    As previously announced, in December 2005, TRH closed a registered public offering of $750 million aggregate principal amount of its 5.75% senior notes due in 2015 (the "Notes"). Of the $750 million aggregate principal amount of the Notes offered, $450 million aggregate principal amount was purchased by certain subsidiaries of American International Group, Inc., beneficial owner of approximately 60% of the Company's common stock. The proceeds from the offering were used to increase the capital and surplus of Transatlantic Reinsurance Company and for other general corporate purposes.
    At December 31, 2005, TRH's consolidated assets and stockholders' equity were $12.36 billion and $2.54 billion, respectively. Book value per common share was $38.60.
    In the fourth quarter of 2005, the Board of Directors declared a quarterly cash dividend of $0.12 per common share to stockholders of record as of March 3, 2006, payable on March 17, 2006. Also, during the fourth quarter of 2005, TRH repurchased 3,000 shares of its common stock pursuant to a previously announced buyback program.
    Visit -- www.transre.com -- for additional information about TRH.

Caution concerning forward-looking statements:

    This press release contains forward-looking statements, including management's beliefs about market conditions and expectations regarding the aggregate net impact on operating results from recent catastrophe losses, within the meaning of the U.S. federal securities laws. These forward-looking statements are based on assumptions and opinions concerning a variety of known and unknown risks. Please refer to TRH's Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, its Current Report on Form 8-K dated December 5, 2005, as well as its past and future filings and reports filed with or furnished to the Securities and Exchange Commission for a description of the business environment in which TRH operates and the important factors, risks and uncertainties that may affect its business and financial results. If any assumptions or opinions prove incorrect, any forward-looking statements made on that basis may also prove materially incorrect. TRH is not under any obligation to (and expressly disclaims any such obligations to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

    Transatlantic Holdings, Inc. (TRH) is a leading international reinsurance organization headquartered in New York, with operations also based in Chicago, Toronto, Miami (serving Latin America and the Caribbean), Buenos Aires, Rio de Janeiro, London, Paris, Zurich, Warsaw, Johannesburg, Hong Kong, Shanghai, Tokyo and Sydney. Its subsidiaries, Transatlantic Reinsurance Company, Trans Re Zurich and Putnam Reinsurance Company, offer reinsurance capacity on both a treaty and facultative basis -- structuring programs for a full range of property and casualty products, with an emphasis on specialty risks.


             Transatlantic Holdings, Inc. and Subsidiaries
                      Consolidated Financial Data


                                         Twelve Months Ended
                                             December 31,
                                       -----------------------
                                          2005        2004      Change
                                       ----------- ----------- -------
                                 (in thousands, except per share data)

Statement of Operations Data:

Revenues:
  Net premiums written                 $3,466,353  $3,749,274   (7.5)%
  (Increase) decrease in net
     unearned premiums                    (81,359)    (88,184)
                                       ----------- -----------

  Net premiums earned                   3,384,994   3,661,090   (7.5)
  Net investment income                   343,247     306,786   11.9
  Realized net capital gains               39,884      22,181
                                       ----------- -----------

     Total revenues                     3,768,125   3,990,057
                                       ----------- -----------

Expenses:
  Net losses and loss
    adjustment expenses                 2,877,042   2,754,560
  Net commissions                         857,450     910,325
  Other underwriting expenses              79,526      72,496
  Increase in deferred
    acquisition costs                     (14,648)    (29,449)
  Interest on senior notes                  2,050           -
  Other, net                               12,803       5,913
                                       ----------- -----------
     Total expenses                      3,814,223   3,713,845
                                       ----------- -----------

(Loss) income before income taxes         (46,098)    276,212      -
Income taxes (benefits)                   (84,008)     21,628
                                       ----------- -----------
Net income                                $37,910    $254,584  (85.1)
                                       =========== ===========

----------------------------------------------------------------------

Net income per common share:
  Basic                                     $0.58       $3.87  (85.1)
  Diluted                                    0.57        3.85  (85.1)

Cash dividends per common share             0.460       0.388   18.6

Weighted average common
  shares outstanding:
  Basic                                    65,836      65,731
  Diluted                                  66,169      66,189

----------------------------------------------------------------------

Ratios:
  Loss and loss adjustment expense           85.0        75.3
  Underwriting expense                       27.0        26.2
  Combined                                  112.0       101.5

----------------------------------------------------------------------


                                           Three Months Ended
                                               December 31,
                                       -----------------------
                                          2005        2004      Change
                                       ----------- ----------- -------
                                 (in thousands, except per share data)
Statement of Operations Data:

Revenues:
  Net premiums written                   $839,144    $927,222   (9.5)%
  (Increase) decrease in net
     unearned premiums                    (48,244)      4,611
                                       ----------- -----------

  Net premiums earned                     790,900     931,833  (15.1)
  Net investment income                    87,104      86,223    1.0
  Realized net capital gains               15,455       7,688
                                       ----------- -----------

     Total revenues                       893,459   1,025,744
                                       ----------- -----------

Expenses:
  Net losses and loss
     adjustment expenses                  644,855     705,115
  Net commissions                         211,811     212,903
  Other underwriting expenses              19,402      19,050
  Increase in deferred
     acquisition costs                     (9,401)     (4,852)
  Interest on senior notes                  2,050           -
  Other, net                                4,906       2,094
                                       ----------- -----------
     Total expenses                       873,623     934,310
                                       ----------- -----------

(Loss) income before income taxes          19,836      91,434  (78.3)
Income taxes (benefits)                     6,309      (7,511)
                                       ----------- -----------
Net income                                $13,527     $98,945  (86.3)
                                       =========== ===========

----------------------------------------------------------------------

Net income per common share:
  Basic                                     $0.21       $1.50  (86.3)
  Diluted                                    0.20        1.50  (86.3)

Cash dividends per common share             0.120       0.100   20.0

Weighted average common
  shares outstanding:
  Basic                                    65,846      65,807
  Diluted                                  66,187      66,139

----------------------------------------------------------------------

Ratios:
  Loss and loss adjustment expense           81.5        75.7
  Underwriting expense                       27.6        25.0
  Combined                                  109.1       100.7
----------------------------------------------------------------------


             Transatlantic Holdings, Inc. and Subsidiaries
                      Consolidated Financial Data
                   As of December 31, 2005 and 2004

                                              2005          2004
                                            ------------  ------------
                                     (in thousands, except share data)
Balance Sheet Data:

                   ASSETS
Investments and cash:
  Fixed maturities:
      Held to maturity, at amortized cost
       (market value: 2005-$1,284,826;
       2004-$1,120,789)                      $1,257,941    $1,091,464
      Available for sale, at market value
       (amortized cost: 2005-$6,143,063;
       2004-$5,130,081) (pledged, at
       market value: 2005-$562,007;
       2004-$823,155)                         6,297,675     5,323,722
  Equities:
      Common stocks available for sale,
       at market value (cost: 2005-$574,362;
       2004-$565,137) (pledged, at market
       value: 2005-$23,054; 2004-$30,228)       606,325       614,252
      Common stocks trading, at market
       value (cost: 2005-$48,124)                46,493             -
      Nonredeemable preferred stocks
       available for sale, at market
       value (cost: 2005-$12,390;
       2004-$18,008)                             12,420        17,948
  Other invested assets                         172,869       178,499
  Short-term investment of funds received
    under securities loan agreements            606,882       875,081
  Short-term investments, at cost
    (approximates market value)                  43,112        42,602
  Cash and cash equivalents                     198,120       143,435
                                            ------------  ------------
      Total investments and cash              9,241,837     8,287,003
Accrued investment income                       107,431        94,671
Premium balances receivable, net                782,880       647,894
Reinsurance recoverable on paid and unpaid
 losses and loss adjustment expenses:
  Affiliates                                    294,957       272,362
  Other                                       1,196,516       704,372
Deferred acquisition costs                      217,709       203,061
Prepaid reinsurance premiums                     61,291        97,532
Deferred income taxes                           302,451       236,710
Other assets                                    159,604        61,687
                                            ------------  ------------
      Total assets                          $12,364,676   $10,605,292
                                            ============  ============

      LIABILITIES AND STOCKHOLDERS' EQUITY
Unpaid losses and loss adjustment expenses   $7,113,294    $5,941,464
Unearned premiums                             1,082,282     1,057,265
Payable under securities loan agreements        606,882       875,081
5.75% senior notes due 12/14/2015:
  Affiliates                                    447,812             -
  Other                                         298,541             -
Other liabilities                               271,914       144,353
                                            ------------  ------------
      Total liabilities                       9,820,725     8,018,163
                                            ------------  ------------

Preferred Stock, $1.00 par value; shares
 authorized: 5,000,000; none issued                   -             -
Common Stock, $1.00 par value; shares
 authorized: 100,000,000; shares issued:
  2005-66,900,085; 2004-66,711,866               66,900        66,712
Additional paid-in capital                      214,700       191,403
Accumulated other comprehensive income           35,729        95,234
Retained earnings                             2,248,541     2,249,393
Treasury Stock, at cost; 2005-988,900;
 2004-884,100 shares of common stock            (21,919)      (15,613)
                                            ------------  ------------
      Total stockholders' equity              2,543,951     2,587,129
                                            ------------  ------------
      Total liabilities and
       stockholders' equity                 $12,364,676   $10,605,292
                                            ============  ============


             Transatlantic Holdings, Inc. and Subsidiaries
                      Consolidated Financial Data


                            Twelve Months Ended    Three Months Ended
                               December 31,            December 31,
                         ----------------------- ---------------------
                               2005      2004        2005      2004
                         ----------- ----------- ----------- ---------
                                          (in thousands)
Condensed Cash Flow Data:

Net cash provided by
 operating activities      $630,287    $904,911    $ 68,855  $183,260
                         ----------- ----------- ----------- ---------

Cash flows from investing
 activities:
   Proceeds of fixed
    maturities available
    for sale sold           697,916     656,095     343,674   217,138
   Proceeds of fixed
    maturities available
    for sale redeemed or
    matured                 360,723     367,819      73,937    76,251
   Proceeds of equities
    available for sale
    sold                    808,305     872,900     180,721   254,703
   Purchase of fixed
    maturities held to
    maturity               (169,893)   (470,748)          -  (153,058)
   Purchase of fixed
    maturities available
    for sale             (2,243,159) (1,496,533) (1,250,500) (374,799)
   Purchase of equities
    available for sale     (770,340)   (876,074)   (133,702) (253,136)
   Net sale of other
    invested assets          17,054      15,678         860   124,596
   Net sale (purchase) of
    short-term investment
    of funds received
    under securities
    loan agreements         192,766    (389,212)    145,194   (34,443)
   Net purchase of
    short-term investments     (510)    (15,891)     (4,878)  (12,283)
   Change in other
    liabilities for
    securities in course
    of settlement            11,572      11,933      (1,912)  (75,000)
   Other, net                 9,155       4,007       5,929     4,264
                         ----------- ----------- ----------- ---------
     Net cash used in
      investing
      activities         (1,086,411) (1,320,026)   (640,677) (225,767)
                         ----------- ----------- ----------- ---------
Cash flows from financing
 activities:
   Net funds (disbursed)
    received under
    securities loan
    agreements             (192,766)    389,212    (145,194)   34,443
   Dividends to
    stockholders            (28,967)    (24,723)     (7,899)   (6,584)
   Proceeds from common
    stock issued              2,651       5,325       1,075       959
   Acquisition of
    treasury stock           (6,306)     (1,170)       (168)   (1,170)
   Net proceeds from
    senior notes issued     744,690           -     744,690         -
   Other, net                (1,495)       (150)       (680)        -
                         ----------- ----------- ----------- ---------
     Net cash provided by
      financing
      activities            517,807     368,494     591,824    27,648
                         ----------- ----------- ----------- ---------
Effect of exchange rate
 changes on cash and
 cash equivalents            (6,998)      7,169      (3,434)    6,474
                         ----------- ----------- ----------- ---------
     Change in cash and
      cash equivalents       54,685     (39,452)     16,568    (8,385)
Cash and cash
 equivalents, beginning
 of period                  143,435     182,887     181,552   151,820
                         ----------- ----------- ----------- ---------
     Cash and cash
      equivalents,
      end of period        $198,120    $143,435    $198,120  $143,435
                         =========== =========== =========== =========


             Transatlantic Holdings, Inc. and Subsidiaries
                      Consolidated Financial Data

                               Twelve Months Ended  Three Months Ended
                                  December 31,           December 31,
                               -------------------- ------------------
                                    2005      2004     2005      2004
                               ---------- --------- -------- ---------
                                             (in thousands)
Comprehensive (Loss) Income
 Data:

Net income                       $37,910  $254,584  $13,527   $98,945
                               ---------- --------- -------- ---------

Other comprehensive (loss)
 income:
  Net unrealized (depreciation)
   appreciation of investments,
   net of tax:
     Net unrealized holding
      (losses) gains             (10,118)   19,925   (7,083)   48,392
     Deferred income tax
      benefit (charge) on above    3,543    (6,974)   2,480   (16,937)
     Reclassification
      adjustment for gains
      included in net income     (39,884)  (22,181) (15,455)   (7,688)
     Deferred income tax
      benefit on above            13,959     7,763    5,409     2,690
                               ---------- --------- -------- ---------
                                 (32,500)   (1,467) (14,649)   26,457
                               ---------- --------- -------- ---------

  Net unrealized currency
   translation (loss) gain,
   net of tax:
     Net unrealized currency
      translation (loss) gain    (41,546)  (37,029)   5,478   (13,637)
     Deferred income tax
      benefit (charge) on above   14,541    12,960   (1,917)    4,773
                               ---------- --------- -------- ---------
                                 (27,005)  (24,069)   3,561    (8,864)
                               ---------- --------- -------- ---------

         Other comprehensive
          (loss) income          (59,505)  (25,536) (11,088)   17,593
                               ---------- --------- -------- ---------

Comprehensive (loss) income     ($21,595) $229,048   $2,439  $116,538
                               ========== ========= ======== =========


             Transatlantic Holdings, Inc. and Subsidiaries
                  Consolidated Statistical Supplement


Supplemental Premium Data:
                           Twelve Months Ended     Three Months Ended
                               December 31,           December 31,
                          -----------------------  -------------------
                             2005        2004       2005      2004
                          ----------- -----------  --------- ---------
                                         (in thousands)

Net premiums written by
 office:

     Domestic             $1,568,318  $1,839,994   $385,695  $374,681
                          ----------- -----------  --------- ---------

     International:

      Europe:
            London           759,271     841,794    181,606   234,505
            Paris            330,539     282,790     62,687    78,157
            Zurich           369,208     388,669     89,276   134,929
                          ----------- -----------  --------- ---------
                           1,459,018   1,513,253    333,569   447,591
                          ----------- -----------  --------- ---------

      Other:
            Toronto           80,899      65,756     22,655    18,535
            Miami (Latin
             America
             and the
             Caribbean)      201,998     186,787     49,988    45,475
            Hong Kong        104,307      82,560     28,921    18,690
            Tokyo             51,813      60,924     18,316    22,250
                          ----------- -----------  --------- ---------
                             439,017     396,027    119,880   104,950
                          ----------- -----------  --------- ---------

     Total international   1,898,035   1,909,280    453,449   552,541
                          ----------- -----------  --------- ---------

Total net premiums
 written                  $3,466,353  $3,749,274   $839,144  $927,222
                          =========== ===========  ========= =========


Effect of changes in
 foreign currency
 exchange rates on
 the decrease in net
 premiums written in
 2005 as compared to
 2004:
                         Twelve Months Three Months
                             Ended        Ended
                          December 31,  December 31,
                          -----------   -----------
 Decrease in original
  currency                     (8.0)%      (6.7) %
 Foreign exchange
  effect                        0.5        (2.8)
                          ----------- -----------
 Decrease as reported
  in U.S. dollars              (7.5)%      (9.5) %
                          =========== ===========


             Transatlantic Holdings, Inc. and Subsidiaries
                  Consolidated Statistical Supplement

Supplemental Premium Data (continued):

Other net premiums written data  (estimated):

                            Twelve Months Ended     Three Months Ended
                                December 31,           December 31,
                          ----------------------- -------------------
                                2005        2004      2005      2004
                          ----------- ----------- --------- ---------

      Treaty                    95.5 %      96.4 %    95.5 %    96.4 %
      Facultative                4.5         3.6       4.5       3.6
                          ----------- ----------- --------- ---------
                               100.0 %     100.0 %   100.0 %   100.0 %
                          =========== =========== ========= =========

      Property                  29.8 %      27.6 %    31.8 %    29.7 %
      Casualty                  70.2        72.4      68.2      70.3
                          ----------- ----------- --------- ---------
                               100.0 %     100.0 %   100.0 %   100.0 %
                          =========== =========== ========= =========

Total gross premiums
 written (in thousands)   $3,887,663  $4,141,248  $884,134  $974,302
                          =========== =========== ========= =========

Source of gross premiums
 written:

      Affiliates                14.8 %      15.4 %    18.2 %    11.3 %
      Other                     85.2        84.6      81.8      88.7
                          ----------- ----------- --------- ---------
                               100.0 %     100.0 %   100.0 %   100.0 %
                          =========== =========== ========= =========


Supplemental Net Loss
 and Loss Adjustment
 Expense Reserve Data:
                            Twelve Months Ended   Three Months Ended
                              December 31,            December 31,
                          ----------------------- -------------------
                                2005     2004        2005      2004
                          ----------- ----------- --------- ---------
                                          (in millions)

Changes in net loss
 and loss adjustment
 expense reserves:

      Reserve for net
       unpaid losses and
       loss adjustment
       expenses at
       beginning of period   $4,980.6    $3,956.4  $5,555.8  $4,669.1
      Foreign exchange
       effect                  (135.6)      138.4     (52.0)    103.3
      Net losses and loss
       adjustment expenses
       incurred               2,877.0     2,754.6     644.8     705.1
      Net losses and loss
       adjustment expenses
       paid                   2,031.6     1,868.8     458.2     496.9
                          ----------- ----------- --------- ---------
      Reserve for net
       unpaid losses and
       loss adjustment
       expenses at end
       of period            $5,690.4    $4,980.6  $5,690.4  $4,980.6
                          =========== =========== ========= =========


             Transatlantic Holdings, Inc. and Subsidiaries
                  Consolidated Statistical Supplement

Supplemental Investment Data:

                                           December 31, 2005
                                         ---------------------
                                           Amount     Percent
                                         ----------- ---------
                                         (dollars in thousands)
Investments by category:

  Fixed maturities:
    Held to maturity (at amortized cost):
         Domestic and foreign municipal  $1,257,941      13.9 %
                                         ----------- ---------

    Available for sale (at market value):
         Corporate                        1,445,646      16.0
         U.S. Government and government
          agencies                          303,642       3.3
         Foreign government                 252,907       2.8
         Domestic and foreign municipal   4,295,480      47.5
                                         ----------- ---------
                                          6,297,675      69.6
                                         ----------- ---------
                  Total fixed maturities  7,555,616      83.5
                                         ----------- ---------

  Equities:
    Available for sale:
         Common stocks                      606,325       6.7
         Nonredeemable preferred stocks      12,420       0.2
                                         ----------- ---------
                                            618,745       6.9
    Trading:
         Common stocks                       46,493       0.5
                                         ----------- ---------
                  Total equities            665,238       7.4
                                         ----------- ---------

  Other invested assets                     172,869       1.9
  Short-term investment of funds received
   under securities loan agreements         606,882       6.7
  Short-term investments                     43,112       0.5
                                         ----------- ---------
                  Total investments      $9,043,717     100.0 %
                                         =========== =========

Fixed maturities portfolio data:

                                         ----------- --------- ------
 Ratings as of December 31, 2005:          Held to   Available
                                           Maturity  for Sale  Total
                                         ----------- --------- ------

         Aaa                                   12.7 %    52.4 % 65.1 %
         Aa                                     2.8      26.7   29.5
         A                                      1.1       3.9    5.0
         Baa                                     -        0.2    0.2
         Ba                                      -        0.1    0.1
         Not rated                               -        0.1    0.1
                                         ----------- --------- ------
             Total                             16.6 %    83.4 %100.0 %
                                         =========== ========= ======

 Duration as of December 31, 2005:              4.7 years


             Transatlantic Holdings, Inc. and Subsidiaries
                  Consolidated Statistical Supplement

Supplemental Investment Data
 (continued):
                              Twelve Months Ended   Three Months Ended
                                 December 31,            December 31,
                              --------------------- ------------------
                                  2005      2004     2005      2004
                              ----------- --------- -------   --------

Pre-tax yield on fixed maturity
 portfolio (a)                     4.2%      4.4%    4.2%        4.4%

Effective tax rate on net
 investment income (b)            17.4%     17.1%   18.0%       18.6%


(a) Represents annualized pre-tax net investment income from fixed maturities for the periods indicated divided by the average balance sheet carrying value of the fixed maturity portfolio for such periods.

(b) Represents the portion of income tax expense related to net investment income divided by net investment income.


Other Data:
                                 (Estimated)
                                 December 31,  December 31,
                                    2005          2004
                                 -----------   -----------
                                      (in thousands)

Statutory surplus of
 Transatlantic Reinsurance
 Company                         $2,619,000    $1,944,450


    CONTACT: Transatlantic Holdings, Inc., New York
             Steven S. Skalicky, 212-770-2040